UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

November 06, 2007

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

During the Capital One Investor Conference webcast live on November 6, 2007, Capital One Financial Corporation’s Chief Risk Officer, Peter Schnall, provided an update to the Company’s 2008 credit outlook.

At the conference, Mr. Schnall said the following:

In the third quarter earnings call, we provided a view of fourth quarter 2007 and full year 2008 credit losses based on the delinquency trends we saw in our portfolio at the time. We said we’d see $1.2 billion in charge-offs in the fourth quarter and $4.9 billion in 2008 including an “extra” $175 million in the first quarter of 2008.

We based that view on the delinquency trends we saw at the time and limited speculation about the future course of the economy. Importantly, we quantified the combined impact of:

•	the full year effects of credit normalization,

•	the continued seasoning of our dealer prime auto portfolio,

•	the sharp degradation in our small alt-A HELOC portfolio from Greenpoint,

•	the continued increase in bankruptcies,

•	the effects of our changes in loan mix,

•	the one-time effects of moving to a 25 day grace period,

•	and other increases in delinquency that we assumed were temporary.

Together, these effects added about $800 million to 2008 charge-offs when compared to 2007. $175 million of that was from what we assumed were temporary increases in delinquency that would roll through the delinquency buckets to charge-off in the first quarter.

There were two key effects we didn’t quantify. We didn’t quantify the uncertainty associated with our elevated delinquencies and we didn’t quantify the potential if the housing market were to continue to degrade. Today, we’re adding a range to our 2008 charge-off outlook that reflects those two factors.

I should note that we are still on-track for the fourth quarter and for the first quarter charge-off numbers and that they are largely unaffected by the uncertainty that is captured by the range.

Our updated view of 2008 charge-offs now ranges from $4.9 billion on the bottom, and up to the mid $5 billions. This view captures all the effects that were in our original $4.9 billion estimate but also quantifies

•	the effect if our elevated card delinquencies were to persist and not cure during the fourth quarter as we originally assumed

•	and the effect if housing markets were to continue their substantial degradation.

These effects are probably inter-connected and we modeled them as such.

Finally, I just saw October flow rates in our US Card business, and they suggest an outcome above the bottom of the 2008 range, although at this point, I can’t really say how far above. While flow rates in most of the delinquency buckets are consistent with our prior view, the earliest flow rates are still elevated relative to our expectations. That suggests that fourth quarter delinquencies are unlikely to decline the way we had assumed, and consequently, that the $175 million of “extra” charge-offs we anticipated in the first quarter are likely to continue into the beginning of the second quarter and possibly longer.

Please refer to certain slides from the Investor Conference, included in Exhibit 99.1 attached hereto. The Company hereby furnishes the information in this Item 7.01 and Exhibit 99.1 hereto, Investor Conference, Credit Update.

Note: Information in this Item 7.01 and Exhibit 99.1 furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. Furthermore, the information provided in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 8.01. Other Events.

(a)	See attached Exhibit 99.1.

(b)	Cautionary Factors.

        The slides and information provided pursuant to Items 7.01 and 9.01 contain forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•	the success, timeliness and financial impact of the Company’s restructuring initiative, including costs, cost savings and other benefits;

•	continued intense competition from numerous providers of products and services which compete with the Company’s businesses;

•	changes in interest rates;

•	the success of the Company’s marketing efforts;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions);

•

the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	financial, legal, regulatory, accounting changes or actions that may affect investment in, or the overall performance of, a product or business;

•	general economic conditions affecting consumer income, spending and savings which may affect consumer bankruptcies and defaults, charge-offs, and deposit activity;

•

with respect to financial and other products, changes in the Company’s aggregate loan balances and/or number of customers and the growth rate and composition thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of loan balances;

•	the amount of deposit growth;

•	general secondary market conditions in the mortgage industry;

•	changes in the reputation of the credit card industry and/or the Company with respect to practices or products;

•	any significant disruption in our operations or technology platform;

•	the Company’s ability to maintain a compliance infrastructure suitable for its size and complexity;

•	the amount of, and rate of growth in, the Company’s expenses as the Company’s business develops or changes or as it expands into new market areas;

•	the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally;

•	the Company’s ability to execute on its strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting our response rates and consumer payments;

•	the ability of the Company to recruit and retain experienced personnel to assist in the management and operations of new products and services;

•	the risk that the businesses acquired by the Company will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the acquisitions may not be fully realized or may take longer to realize than expected;

•	disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; and

•

other risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Investor Conference—Credit Update

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: November 6, 2007	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr. General Counsel and Corporate Secretary